                                                                 EXHIBIT 2(D)(4)

            [FORM OF NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM]

                        THE TURKISH INVESTMENT FUND, INC.
                                 RIGHTS OFFERING

                 NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM
                   PLEASE COMPLETE ALL APPLICABLE INFORMATION

             BY MAIL:                  BY OVERNIGHT COURIER:                BY HAND:
------------------------------------------------------------------------------------------------

American Stock Transfer & Trust    American Stock Transfer &     American Stock Transfer &
Company                            Trust Company                 Trust Company
Operation Center                   Attn: Reorganization          Operation Center
Attn: Reorganization Department    Department                    Attn: Reorganization
6201 15th Avenue                   59 Maiden Lane                Department
Brooklyn, New York 11219           New York, New York 10038      6201 15th Avenue
                                                                 Brooklyn, New York 11219

THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE
OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE
PRIMARY SUBSCRIPTION RIGHT WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF
A COMMON DEPOSITORY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE
EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATES.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S
PROSPECTUS DATED [ ], 2006 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY
REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE FUND.

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 PM,
NEW YORK TIME, ON [ ], 2006, UNLESS EXTENDED BY THE FUND (THE "EXPIRATION
DATE").

1. The undersigned hereby certifies to the Subscription Agent that it is a participant in [Name of Depository] (the "Depository") and that it has either
(i) exercised the Primary Subscription Right in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the
Depository Account of the Fund or (ii) delivered to the Subscription Agent a
Notice of Guaranteed Delivery in respect of the exercise of the Primary
Subscription Right and will deliver the Rights called for in such Notice of
Guaranteed Delivery to the Subscription Agent by means of transfer to such
Depository Account of the Fund.

2. With respect to Record Date Stockholders, the undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, shares of
Common Stock and certifies to the Subscription Agent that such Over-Subscription
Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised. (*)

3. The undersigned understands that payment of the Estimated Subscription Price of $[o] per share of each share of Common Stock subscribed for pursuant to the
Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York time, on the Expiration Date and represents that such payment, in the aggregate amount of $ , either (check the appropriate box):

|_| has been or is being delivered to the Subscription Agent pursuant to the
Notice of Guaranteed Delivery referred to above

or

|_| is being delivered to the Subscription Agent herewith,

or

|_| has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed
Delivery, is or was delivered in the manner set forth below (check the appropriate box and complete the information relating thereto)

|_| uncertified check

|_| certified check

|_| bank draft

Depository Primary Subscription Confirmation    Name of Nominee Holder
Number(s)

Depository Participant Number                   Address

                                                City State Zip Code

                                                By:

                                                Name:
                                                Title:

Contact Name

Phone Number:

Dated          , 2006

* PLEASE COMPLETE THE BENEFICIAL OWNER CERTIFICATION ON THE BACK HEREOF
CONTAINING THE RECORD DATE SHARE POSITION, THE NUMBER OF PRIMARY SHARES
SUBSCRIBED FOR AND THE NUMBER OF SHARES REQUESTED PURSUANT TO THE
OVERSUBSCRIPTION PRIVILEGE BY EACH SUCH OWNER.

                        THE TURKISH INVESTMENT FUND, INC.
                          BENEFICIAL OWNER CERTIFICATE

The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Common Stock, $O.01 par value ("Common Stock"), of The
Turkish Investment Fund, Inc. (the "Fund") pursuant to the Rights offering (the
"Offer") described and provided for in the Fund's Prospectus dated [ ], 2006
(the "Prospectus") hereby certifies to the Fund and to American Stock Transfer &
Trust Company, as Subscription Agent for such Offer, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line in the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of
Common Stock pursuant to the Over-Subscription Privilege (as defined in the
Prospectus), in the amounts set forth in the third and fourth column of such line:

                             NUMBER OF RIGHTS            NUMBER OF SHARES
           RECORD              EXERCISED IN             REQUESTED PURSUANT
            DATE               THE PRIMARY           TO THE OVER-SUBSCRIPTION
           SHARES              SUBSCRIPTION                 PRIVILEGE
     ------------------    --------------------    --------------------------
1)
2)
3)
4)
5)
6)
7)
8)
9)
10)

Name of Nominee Holder    Depository Participant Number

By:

Name:                     Depository Primary Subscription Confirmation Number(s)

Title:

Dated:    , 2006